UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (Amendment No. _____)

                             DERMA LIFE SCIENCE INC.
 ------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

                Delaware                               2834
       -------------------------            ----------------------------
       (State or jurisdiction of            (Primary Standard Industrial
     incorporation or organization)         Classification Code Number)

                                   22-3842268
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

    242-244 Barrow Street, Suite 1B, Jersey City, N. J. 07302 (201) 200-9394
    ------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

            242-244 Barrow Street, Suite 1B, Jersey City, N. J. 07302
            ---------------------------------------------------------
(Address of principal place of business or intended principal place of business)

      John Leo, 242-244 Barrow Street, Suite 1B, Jersey City, N. J. 07302
                                 (201) 200-9394
   -------------------------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                                   COPIES TO:

  Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, NY 11509 (516) 371-4598
  -----------------------------------------------------------------------------

                Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.
-------------------------------------------------------------------------------

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________________________


      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________________________


      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

  Title of each          Share       Proposed maximum   Proposed maximum
class of securities   amount to be     offering price  aggregate offering      Amount of
 to be registered      registered         per unit           price         registration fee
 ----------------      ----------         --------           -----         ----------------

  Common Stock          5,000,000          $0.50           $2,500,000          $230.00

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss.230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                             DERMA LIFE SCIENCE INC.

                        5,000,000 shares of Common Stock

This is our initial public offering of common stock. The initial public offering price is $0.50 per share. No public market currently exists for our common stock. We are selling 5,000,000 shares of common stock that have a $.001 par value per share. This represents 43.34% of the total outstanding shares based on the maximum amount of the offering. We are a Delaware corporation.

We will sell the shares ourselves. We do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares.

The offering will remain open until March 31, 2004, unless we decide to cease selling efforts prior to that date. Investors must purchase a minimum of 1,000 shares.

The securities offered hereby are highly speculative and involve a high degree of risk. See the caption "Risk Factors" commencing on page 5.

                  Price to Public(1)  Commissions   Gross Proceeds to Company(2)
                  ------------------  -----------   ----------------------------

Per Share               $0.50             -0-                  $0.50
Maximum Offering     $2,500,000           -0-              $2,500,000.00

(1) We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds and 3% non-accountable expenses.

(2)   Before deduction of offering expenses estimated to be $25,000.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                               ------------------


               The date of this Prospectus is _____________, 2003

                                Table of Contents

Summary...................................................................5
Our Company...............................................................5
Risk Factors..............................................................7
Use of Proceeds..........................................................12
Dilution.................................................................12
Capitalization...........................................................15
Plan of Distribution.....................................................15
Business.................................................................15
Principal Shareholders...................................................25
Management...............................................................26
Certain Transactions.....................................................28
Description of Securities................................................29
Shares Eligible for Future Sale..........................................30
Available Information....................................................31
Dividend Policy..........................................................32
Stock Transfer Agent.....................................................32
Escrow Agent.............................................................32
Experts..................................................................32
Legal Matters............................................................32
Index to Financial Statements...........................................F-1

                                     Summary

      This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

                                   Our Company

      Our company, Derma Life Science Inc., plans to seek, investigate, and, if warranted, acquire one or more properties, technologies or businesses, in the skin care and life sciences field, which complement our current products as well as enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has very limited capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. We were incorporated on November 7, 2001 under the laws of the State of Delaware. On November 12, 2002 the Company filed with the Secretary of State, of the state of Delaware, an amendment to change its name from Lion Acquisition Corp., to Derma Life Science, Inc. Our offices are located at 242-244 Barrow Street, Suite 1B, Jersey City, N. J. 07302 and the telephone number is (201) 200-9394.

      Since the incorporation of Derma Life Science Inc., we have had limited operations and have not generated any revenue. The Company has recently expanded its operations with the acquisition of several fully developed skin care products. The Company's business plan is to research develop and market Cosmetic and Over-The-Counter (OTC) products to address a variety of health and wellness issues. We have two officers, three directors, one of which is an independent director and no employees.

                                  The Offering

Common Stock offered
for sale hereby         Up to a maximum of 5,000,000 shares by us.

Offering Price $0.50 per share offered to the public. The shares are being sold on a "best efforts" basis.

Terms of the Offering   The offering will remain open until March 31, 2004,
                        unless we decide to terminate the selling efforts prior to this date. The minimum subscription is 1,000 shares.

Authorized and                                            Common
Outstanding                                                Stock
Shares of                                                  -----
Stock
                        Authorized:                      30,000,000
                        Outstanding:
                        o   Prior to Offering:            6,536,000
                        o   After 50% of
                              Offering is sold            9,036,000
                        o   After maximum
                              Offering is sold           11,536,000

                        Unless otherwise indicated, the information in this prospectus, irrespective of the date referenced, assumes that there is no exercise of outstanding options or warrants to purchase additional shares.

Plan of Distribution    This is a direct participation with no minimum offering
                        requirement, and with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors, although we may retain the services of one or more NASD registered broker/dealers as selling agent(s) to effect offers and sales on our behalf. The broker/dealers will receive a commission on their sales. None have been retained as of this date.

Use of Proceeds         Assuming that the entire offering will be sold, then up
                        to the first $25,000 that we raise will be used to pay the expenses of the offering. The priority for funds raised in excess of that amount will be applied in the following order (i) marketing; (ii) manufacturing; (iii) website technology; (iv) working capital; and (v) expansion.

                                  Risk Factors

      The securities offered hereby are highly speculative and involve substantial risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Any of the following risks could cause the value of our common stock to decline.

      Although we have not done extensive clinical trials on our current products they have been successfully tested and would be considered "early stage" Further development of these products may be required in the future.

      To date we have not generated any revenues from our developed products or other cosmetic products that are still under development. Product candidates employing our technology must demonstrate that they are safe and effective for use through pre-clinical testing and clinical trials in order to be approved for commercial sale.

      The commencement and rate of completion of clinical trials may be delayed by many factors, including:

      o inability to manufacture sufficient quantities of qualified materials for clinical trials;

      o     slower rates of patient recruitment;

      o     inability to adequately observe patients after treatment;

      o     unforeseen safety issues.

      The failure of clinical trials to demonstrate safety and efficacy for selected indications could harm the development of that product candidate as well as other product candidates, and our business and results of operations will suffer.

      Market acceptance for our product candidates employing the selected technology is uncertain. If these products fail to gain acceptance, our business will suffer.

      The degree of market acceptance of any product candidates employing our technology will depend on a number of factors, including:

      o establishment and demonstration of clinical efficacy and safety, especially as compared to conventional treatments;

      o     cost-effectiveness;

      o     alternative treatment methods;

      o     marketing and distribution support for our product candidates.

      If products employing our technology do not achieve significant market acceptance, our business will suffer.

We have limited manufacturing capabilities.

      If we are unable to contract for or establish facilities to manufacture adequate quantities of products to meet demand, our business and financial condition will be harmed.

      We will seek to enter into supply agreements for the provision of products manufactured in a manner potentially for approved commercial distribution. Technical necessity and/or financial considerations may require us to establish the manufacturing facilities. We may not be able to successfully establish satisfactory supply agreements, establish our own manufacturing facility or obtain and maintain regulatory approval.

We have no sales or marketing experience.

      If we are unable to develop adequate sales and marketing capabilities, we may be unable to directly commercialize our products.

      We currently have no sales, marketing or distribution capabilities. We have chosen to outsource our sales, manufacturing and marketing. If we were forced to do this internally we would have to develop a sales force and internal marketing strategies. This would be expensive, time consuming and have a negative impact on the growth of our Company. Developing a sales and marketing force would be expensive and time-consuming and could delay any product launch. If we choose to market any of our products directly but are unable to successfully implement a marketing and sales force, our business and operating results will be harmed.

competitors with similar technology.

      We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets.

      We rely on trade secrets and proprietary know-how. We seek protection, in part, through confidentiality and proprietary information agreements. These agreements may not provide protection or adequate remedies for our technology in the event of unauthorized use or disclosure of confidential and proprietary information, or breach of these agreements. Furthermore, our trade secrets may otherwise become known to, or be independently developed by, our competitors.

      Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. In the event that our technologies may infringe on the patents or violate other proprietary rights of third parties, we, and our corporate partners, may be prevented from pursuing product development or commercialization. Such a result would harm our business.

      If the validity of our proprietary rights is challenged, our business will suffer. The cosmetic industry has been characterized by extensive litigation regarding patents and other intellectual property rights. The defense and prosecution of intellectual property lawsuits, United States Patent and Trademark Office interference proceedings and related legal and administrative proceedings in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are costly and time-consuming to pursue and their outcome is uncertain. Litigation may be necessary to:

      o     protect trade secrets or know-how that we own or license; or

      o determine the enforceability, scope and validity of the proprietary rights of others.

      If we become involved in any litigation, interference or other administrative proceedings, we will incur substantial expense and the efforts of our technical and management personnel will be diverted. An adverse determination may subject us to significant liabilities or require us to seek licenses that may not be available from third parties on commercially favorable terms, if at all. Therefore, we, and our collaborative partners, may be restricted or prevented from manufacturing and selling products employing our technology, which would harm our business.

      In some cases, litigation or other proceedings may be necessary to defend against or to assert claims of infringement, to enforce patents issued to us or our licensors, to protect trade secrets, know-how or other intellectual property rights owned by us, or to determine the scope and validity of the proprietary rights of third parties. Such litigation could result in substantial costs to us. An adverse outcome in any such litigation or proceeding could subject us to significant liabilities, requiring us to cease using the subject technology or to license the subject technology from the third party. This could have a material adverse effect on our business, financial condition and results of operations.

We are currently focused on OTC products that do not require FDA approval although the administration of medicinal skin treatments to humans, in clinical trials or after commercialization, exposes us to product liability claims.

      Product liability claims may be expensive to defend and may result in large judgments against us. We are currently in the process of securing liability insurance with specified coverage limits. Although we believe these coverage limits are adequate, we cannot be certain that the insurance policies will be sufficient to cover all claims that may be made against us. Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms. Any claims against us, regardless of their merit, could harm our business, financial condition and results of operations.

We face intense competition and rapid technological change, and the failure to compete effectively would harm our business.

      The cosmetic industry is highly competitive and subject to significant and rapid technological change. Developments by our competitors may render our products obsolete or non- competitive. We are aware of several pharmaceutical and cosmetic companies that are actively engaged in research and development in areas related to ours. These companies have commenced clinical trials or have successfully commercialized their products. Many of these companies are addressing the same conditions and disease indications as us.

      Some of our competitors have received regulatory approval or are developing or testing product candidates that compete directly with our products. Many of these companies and institutions, either alone or together with their corporate partners, have substantially greater financial resources and larger research and development staffs than us. In addition, many of these competitors have significantly greater experience than we do in:

      o     developing products;

      o     undertaking pre-clinical testing and clinical trials;

      o     manufacturing and marketing products.

      Accordingly, our competitors may obtain patent protection, or commercialize products before we do. If we, or our corporate partners, commence commercial product sales, we, or our corporate partners, will be competing against companies with greater marketing and manufacturing capabilities.

      We also face intense competition from other cosmetic companies to establish corporate partnerships, as well as relationships with academic and research institutions, and to license proprietary technology. These competitors, either alone or with their corporate partners, may succeed in developing technologies or products that are more effective than ours.

If our operating losses are greater than anticipated, we may need substantial additional funding. We may not be able to obtain sufficient funds to grow our business or continue our operations.

      We will continue to expend substantial resources for research and development, including costs associated with developing our technologies and conducting pre-clinical testing and clinical trials. Our future liquidity and capital requirements will depend on:

      o     the size and complexity of research and development programs;

      o     the scope and results of pre-clinical testing and clinical trials;

      o continued scientific progress in our research and development programs;

      o     competing technological and market developments;

      o the time and expense of filing and prosecuting patent applications and enforcing patent claims; and

      o the cost of establishing manufacturing capabilities, conducting commercialization activities and arrangements and in-licensing products.

      We may be unable to raise sufficient funds to complete development of any of our product candidates or to continue operations. As a result, we may face delay, reduction or elimination of research and development programs or pre-clinical or clinical trials, in which case our business will suffer.

If our manufacturing facilities do not obtain or maintain current good manufacturing practices, we may not be able to commercialize our product candidates.

      We will depend on third parties to manufacture our products. Before commercializing a new cosmetic, manufacturers must comply with the applicable current good manufacturing practice regulations, which include quality control and quality assurance requirements as well as the maintenance of records and documentation. Manufacturing facilities are subject to ongoing periodic inspection by the FDA and corresponding state agencies, including unannounced inspections, and must be licensed before they can be used in commercial manufacturing of our products. The discovery of previously unknown problems may result in restrictions on the marketing of a product, withdrawal of the product from the market, seizures, injunctions, or criminal sanctions. We cannot assure the investors that such third parties will be able to comply.

We have a limited operating history upon which to evaluate our performance.

      We were incorporated on November 15, 2001. However, we just recently commenced doing business. Accordingly, we have no operating history upon which you can evaluate our prospects and future performance. You should consider our prospects based on the risks, expenses and difficulties frequently encountered in the operation of a new business, in a rapidly evolving industry characterized by intense competition.

There are risks associated with management of a changing business.

      Our future expansion would place significant demands on our administrative, operational, financial and other resources. We expect operating expenses and staffing levels to increase substantially in the future. In particular, we intend to hire a significant number of additional skilled personnel. Competition for such personnel is intense, and there can be no assurance that the we will be able to attract, assimilate or retain additional highly qualified senior managers and technical persons in the future. We also expect to expend resources with respect to future expansion of its accounting and internal management systems and the implementation of a variety of new systems and procedures. In addition, we expect that future expansion will continue to challenge our ability to hire, train, motivate and manage its associates. If our revenues do not increase in proportion to our operating expenses, our management systems do not expand to meet increasing demands, we fail to attract, assimilate and retain qualified personnel, or our management otherwise fails to manage our expansion effectively, there would be a material adverse effect on our business, financial condition and operating results.

It is in management's discretion as to the use of unallocated net proceeds.

      We have designated only limited specific use for the net proceeds from the sale of common stock described in this prospectus. We expect to use the net proceeds for working capital and general corporate purposes. Consequently, the Board of Directors and our management will have broad discretion in allocating the net proceeds of this offering. See "Use of Proceeds."

Our dividend policy inhibits the payment of dividends.

      We have never declared or paid cash dividends on its capital stock. We currently intend to retain all of our earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including future earnings, the success of our business activities, regulatory capital requirements, the general financial condition and future prospects, general business conditions and such other factors as the Board of Directors may deem relevant.

There are risks relating to low-priced stocks which may affect us.

      If our stock does not get listed or being listed, if it gets delisted, since the price of our common stock is below $5.00 per share, trading in such securities might also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker/dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker/dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker/dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker/dealers by such requirements may discourage broker/dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers in this offering to sell their securities in the secondary market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

      The foregoing penny stock restrictions will not apply to our securities if such securities have certain price and buying information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. If we are successful in raising at least $4 million, now, or at some time in the future, our securities would qualify for the exemptions from the penny stock restrictions. Otherwise we will remain subject to Section 15(b)(6) of the Exchange Act governing these penny stock restrictions. If our securities were subject to the existing rules on penny stocks, the market liquidity for our securities could be adversely affected.

      John Leo the president and director is involved in other business activities and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, Mr. Leo may face a conflict of interest. He may take advantage of this business opportunity through other companies that he works with. In such event, we will loose potential acquisitions and revenue, which will negatively affect the value of shares of our common stock.

This prospectus contains certain forward-looking statements which may not accurately depict the true financial situation.

      This prospectus contains certain forward-looking statements based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.

      We have designated only limited specific use for the net proceeds from the sale of common stock described in this prospectus. We expect to use the net proceeds for working capital and general corporate purposes. Consequently, the Board of Directors and our management will have broad discretion in allocating the net proceeds of this offering. See "Use of Proceeds."

      We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our earnings, if any, for use in our business and do not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including future earnings, the success of our business activities, regulatory capital requirements, the general financial condition and future prospects, general business conditions and such other factors as the Board of Directors may deem relevant.

      Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                 Use of Proceeds

      We are seeking a new investment through this offering to expand our current operations immediately. Achievement of this primary plan is entirely dependent upon our ability to raise a substantial amount of funds through this offering. We may not be able to raise all or part of the funds we need to operate our business. If we are unable to raise these minimum funds, we will not be able to execute our primary business plan in a timely manner.

      The maximum net proceeds from this offering may be as high as $2,475,000. If we are unable to sell all of the shares offered, the net proceeds would be lower.

      In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. In addition, we have outlined in order of priority, the manner in which we intend to use the funds raised, assuming that we sell all of the shares offered. The net proceeds we would receive from the sale of all of the 5,000,000 shares offered by this memorandum are estimated to be approximately $2,475,000. For lesser percentages of shares sold see the table following. The table also shows how we will use the proceeds of the offering.

                                                   Amount of Net Proceeds
                                              at 10%      at 50%        at 100%
                                            ------------------------------------

Company Proceeds from the Offering          $250,000    $1,250,000    $2,500,000
Less: Offering Expenses                       25,000        25,000        25,000

Net Proceeds from Offering                  $225,000    $1,225,000    $2,475,000
                                            ------------------------------------

Use of Net Proceeds:
Product Manufacturing                        100,000       500,000       900,000
Clinical Trials                               10,000        10,000        12,000
Inventory                                     25,000       200,000       400,000
Officers Salaries                             30,000        75,000       120,000
Administrative Salaries                            0           -0-        50,000
Marketing                                     25,000       100,000       200,000
Establishment of Offices                      10,000        10,000        20,000
General Working Capital(1)                    25,000       330,000       773,000
                                            ------------------------------------

Total Use of Net Proceeds                   $225,000    $1,225,000    $2,475,000
                                            ========    ==========    ==========

(1) We may use a portion of the proceeds allocated to working capital and general corporate purposes to pay a portion of trade payables incurred from time to time, if cash flow from operations is insufficient for these purposes. We also expect in the future to hire additional people to engage in general and administrative activities.

      The foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus.

      If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies and other general expenses. Internet access expense is for high speed cable modem connection to the Internet and web-hosting services for our company's website. The legal and accounting expenses are fees related to financial statement review and audit and the filing of SEC reports. In the event that we do not raise sufficient capital to pay for the offering expenses, we plan to seek loans from our current shareholders and management.

                                    Dilution

      We were initially capitalized by a loan from the president of the Company followed by the sale of common stock to friends and family. The following table sets forth the difference between our founders and purchasers of the shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid.

The table below assumes that 50% amount of Shares offered hereby are sold.

                           Shares Issued      Total Consideration  Average Price
                          Number    Percent     Amount   Percent     Per Share
                          ------    -------     ------   -------     ---------

Founders                 6,500,000    71.9%   $    6,500    .52%      $0.001
Friends & others            36,000      .4%   $    3,600    .29%      $ 0.10
New Investors            2,500,000    27.7%   $1,250,000  99.19%      $ 0.50
                         --------------------------------------

         Total           9,036,000     100%   $1,260,100    100%      $ 0.14
                         --------------------------------------

The table below assumes the maximum amount of the Shares offered hereby are sold.

                           Shares Issued      Total Consideration  Average Price
                          Number    Percent     Amount   Percent     Per Share
                          ------    -------     ------   -------     ---------

Founders                 6,500,000    56.4%   $    6,500    .26%      $0.001
Friends & others            36,000      .3%   $    3,600    .14%      $ 0.10
New Investors            5,000,000    43.3%   $2,500,000  99.60%      $ 0.50
                        ---------------------------------------

         Total(1)       11,536,000     100%   $2,510,100    100%      $ 0.22
                        ---------------------------------------

      As of December 31, 2002, the net tangible book value of our common stock was $450 or $.00 per share based on the 6,536,000 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 5,000,000 shares at an offering price of $0.50 per share and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $$2,493,914 or $.22 per share, based on the 11,536,000 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $.28 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

(1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

                                                          Shares         Shares
                                                         50% sold      100% sold
                                                         -----------------------
Offering price .....................................      $0.50          $0.50
Net tangible book value before offering ............      $0.00          $0.00
Increase attributable to the offering ..............      $0.14          $0.22
                                                         -----------------------
Net tangible book value
after giving effect to the offering ................      $0.14          $0.22
                                                         -----------------------
Per share Dilution to new investors ................       $.36          $0.28
Percent Dilution per share .........................         72%            56%

      We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

                                 Capitalization

      This table represents our capitalization as of December 31, 2002 as adjusted to give effect to this offering.

                                                      Shares          Shares
                                      ACTUAL          at 50%          at 100%
--------------------------------------------------------------------------------
Stockholders Equity
  Common Stock, $.001 par value
   Authorized - 30,000,000 Shares
   Issued and Outstanding -
            6,536,000 Shares           6,536
     @50%   9,036,000 Shares                           9,036
   Paid in Capital                                 1,240,964
    @100%  11,536,000 Shares                                           11,536
   Paid in Capital                                                  2,488,464
Additional Paid in Capital            53,064          53,064           53,064
Deficit Accumulated                  (59,150)        (59,150)         (59,150)
                                   ---------------------------------------------

Total Stockholders Equity               $450      $1,243.914       $2,493,914
                                     -------      ----------       ----------

                              Plan of Distribution

      This is a direct participation with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors at $.50 per share until all shares are sold or until the offering is terminated or March 31, 2004.

                                    Business

Business Overview

      Derma Life Science Inc., was originally incorporated under the name of Lion Acquisition Corp., (collectively referred to as "we", the "Company" and "Derma Life Science"), under the laws of the State of Delaware on November 7, 2001, and is in the early developmental and promotional stages. To date our only activities have been organizational ones, directed at developing its business plan reviewing potential products and technologies for acquisition, and raising its initial capital. We recently commenced operations with the acquisition of several fully developed skin care products. Although we currently have no full-time employees and owns no real estate, we have begun recruiting full time and part time personnel to assist with the execution of our business plan. These positions will initially be filled by consultants working on a part time basis until we begin pre-manufacturing and pre-marketing of our products, at which time we will begin to hire full time employees.

      Our business plan is to research develop and market Cosmetic and Over-The-Counter (OTC) products to address a variety of health and wellness issues. We will also seek, investigate, and, if warranted, acquire one or more properties, technologies or businesses, in the skin care and life sciences field, which complement our current products, as well as enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. We have very limited capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth, valued at a discount, as opposed to short-term earnings.

      We have recently identified a business opportunity and have reached an agreement to acquire specific OTC skin care products that have been fully developed, but are not yet manufactured. On November 12, 2002 we filed with the Secretary of State, of the state of Delaware, an amendment to change our name from Lion Acquisition Corp., to Derma Life Science, Inc.

      Our business objective is to research, develop and market a wide range of novel Cosmetic and Over-the-Counter (OTC) products to address a variety of health and wellness issues. We will also pursue acquisitions and licensing agreements that would compliment our current product line.

      Although many products are currently marketed in the health, beauty and wellness segment of the multi-billion dollar, non-prescription self improvement market, we believe that our upscale, and novel products will set a new standard. We will be initially focusing on the following areas:

      1. The renewal of damaged skin in both females and males, where environmental conditions such as excessive sun, wind and pollution have accelerated the degeneration a youthful appearance.

      2. Fine lines, wrinkles, sagging skin, skin dryness, roughness, and a loss in "mechanical strength" which is often caused by the depletion of the collagen-elastin bundles, in the deepest layer (dermis) of the skin.

      3. Additionally we will address severely damaged skin which has been caused by conditions such as eczema, certain forms of dermatitis and other common skin ailments which produce a condition categorized by most skin care professionals as dry, itchy, scaly skin.

      4. We also intend to address those conditions, which are categorized by muscle stiffness, joint soreness, due to muscle over exertion, or minor arthritic conditions. This will be accomplished with novel deep absorption, penetrating products that will access those areas affected by the aforementioned conditions.

THE PRODUCTS

I Visible Changes (Pro Forma Name)

      The term "Anti-Aging" is a somewhat over used and euphemistic term, which generally refers to the class of products, designed to restore the skin and create a more youthful, vibrant appearance.

      In order for any skin improvement product to be effective, it must possess the ability to penetrate the 3 layers of the skin. These layers are known as the Stratum Corneum, (the outer layer), the Epidermis (the middle layer) and the Dermis (the deepest layer).

      The skin scientists associated with the Company have many years of experience in understanding the dynamics which can lead to the improvement of skin appearance. More importantly, these scientists have a unique understanding for improving the health, vibrancy, visco-elasticity and other important aspects of skin physiology which when applied to the essential technology, have the effect of setting the product apart from the competition.

      The best evidence of product efficacy is actual use by the consumer (see marketing).

Summary of Product Benefits

      A more vibrant and healthy appearing skin which is often evident within a 2 to 3 week period. Visible Changes is a pharmaceutically elegant, aqueous visco-elastic gel. Following application to facial areas, the neck and especially the under eye area, the product is completely absorbed within 2 to 3 minutes.

      Visible Changes has been designed to apply to cleansed skin, (preferably, neutral soap and water cleansing) at night and in the morning. If desired make up can be applied directly over skin following the use of Visible Changes, without interfering in any way, with the benefits which will accrue to the user.

      It is recommended that the product is started early in life, to maintain a vibrant, youthful and healthy appearance, therefore those women (and men) in their late 20's and early 30's who engage in outdoor activity where skin is often adversely affected by sun, wind and pollution are advised to start using the product in their late 20's. Additionally, mature women who have suffered a deterioration in skin quality, including tone, texture, vibrancy and moisture and who have the appearance of mechanical weakness evidenced by lines, wrinkles, and age spots will see a difference in their appearance within 3 to 4 weeks following the use of Visible Changes.

      The product has shown to produce significant improvement in skin appearance. If for any reason the consumer is not completely satisfied with the results within 30 days, any unused portion of the product should be returned to the company for full refund.

II Skin Renewal

      Several skin conditions are known to produce what skin care professionals refer to as Dry, Itchy, Scaly, Skin. A good example is the condition known as eczema, which may affect an individual on a continuous or intermittent basis. Skin Renewal is not intended to treat the condition of eczema, rather it has been designed to address the symptoms of eczema, which include but are not limited to, dryness of the skin, redness and scaling and a constant itching.

      The application of a liberal amount of Skin Renewal to those areas that have been affected and ravaged by the eczema condition is helped in several ways by Skin Renewal application.

Summary of Product Benefits

      Itching generally stops within minutes, thus producing a significant improvement in the comfort level of the eczema sufferer, while at the same time, significantly reducing the urge to scratch. This benefit often reduces redness and irritation. In the eczema sufferer exhibiting the scaly skin phenomena, daily application of Skin Renewal, will help reduce the extent of scaling and provide improvement in comfort. The re-moisturization of eczema-damaged skin is a major benefit of Skin Renewal use.

      Skin Renewal is not intended to replace medical treatments of eczema, dermatitis and other related skin disorders. Rather, it is a complimentary way to ameliorate the symptoms commonly associated with these disorders.

      Persons suffering from eczema, atopic dermatitis and other related conditions are urged to see their health care professionals for appropriate treatment. Skin Renewal will be marketed as an Over-the-Counter (OTC) product. The user is advised to inform their health care professional about their individual use of the product.

III MobiFlex

      MobiFlex is an aqueous, clear non-greasy penetrating gel intended for the amelioration of those symptoms, such as muscle stiffness, aches and pains which often arise from such activities, including but not limited to the following:

      Over exertion, related to exercise, sporting activities or work.

      Temporary stiffness resulting from minor arthritic conditions, as well as minor swelling or strains due to any of the above mentioned activities.

Summary of Product Benefits

      MobiFlex is used as a deep penetrating rub, it is generally applied 2 or 3 times daily to affected area(s). MobiFlex has no odor, will not stain clothing and is absorbed within 2 to 4 minutes following application. The product is especially useful following strenuous activity as a way of refreshing and restoring the muscles to a comfortable state. The product is intended for Over-the-Counter (OTC) sales. It is anticipated that MobiFlex will be carried by fine pharmacies everywhere.

      We will also continue to search for complimentary products and product lines. Our due diligence will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ (See "Investigation and Selection of Business Opportunities"). We anticipate that the business opportunities presented to us will (i) either be in the process of formation or, be recently organized with limited operating history, or (ii) be experiencing financial or operating difficulties; (iii) be in need of funds to develop a new product, or service;(iv) be relying upon an untested product or marketing concept; or (v) have a combination of the characteristics mentioned in (i) through (iv). The Company intends to concentrate its acquisition efforts on properties, products, or businesses that it believes to be undervalued, are related to the health and life sciences field, compliment the Company's current line of products and or business, and would add value to our Company. Given the above factors, investors should expect that any acquisition candidate might have a short term operating history, or a history of losses or low profitability.

      As a consequence of this registration of our securities, any entity that has an interest in being acquired by, or merging into the Company, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is possible that an amount of stock constituting control of the Company would be issued by the Company or purchased from the current principal shareholders of the Company by the acquiring entity or its affiliates. If stock is purchased from the current shareholders, the transaction is very likely to be a private transaction rather than a public distribution of securities, but is also likely to result in substantial gains to them relative to their purchase price for such stock. In the Company's judgment, none of its officers and directors would thereby become an "underwriter" within the meaning of the
Section 2(11) of the Securities Act of 1933, as amended as long as the transaction is a private transaction rather than a public distribution of securities. The sale of a controlling interest by certain principal shareholders of the Company could occur at a time when the other shareholders of the Company remain subject to restrictions on the transfer of their shares.

      Depending upon the nature of the transaction, the current officers and directors of the Company may resign their management positions with the Company in connection with a change in control of the Company or its acquisition of a business opportunity (See "Form of Acquisition," below, and "Risk Factors - The Company - Lack of Continuity in Management"). In the event of such a resignation, it is likely that the Company's current management would not have any control over the conduct of the Company's business following the change in control of the Company's combination with a business opportunity.

      It is anticipated that business opportunities will come to our attention from various sources, including its officers and directors, its other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. We have no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for the Company.

      We do not foresee that we would enter into a merger or acquisition transaction with any business with which its officers or directors are currently affiliated. Should we determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in our best interests and our stockholders, we are in general permitted by law to enter into such a transaction if:

      (1) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

      (2) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

      (3) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Formulation of Products

      We currently have unique and novel products that are proprietary but are not patented. The formulation of these products is exclusive, distinctive and uncommon, and it would be in our best interest to establish brand name recognition and to patent our formulas. The costs involved in doing this are beyond our current financial resources and should be viewed as a risk. Although we plan at some point in the future to patent our products that we deem to have value there can be no guarantee that this will occur.

Investigation and Selection of Business Opportunities

      To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit we will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. We will be dependent upon the owners of a business opportunity to identify any such problems that may exist and to implement, or be primarily responsible for the implementation required changes. Because we may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, we will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such of the company's products or services will likely not be established, and the company may not be profitable when acquired.

      It is anticipated that it will be difficult for us to diversify our product line, because of our limited financing. This lack of diversification will not permit us to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase our securities.

      It is emphasized that management may effect transactions having a potentially adverse impact upon our shareholders pursuant to the authority and discretion of our management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Holders of our securities should not anticipate that we necessarily would furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

      The analysis of business opportunities will be undertaken by or under the supervision of our officers, directors and affiliates, none of whom are professional business analysts (See "Management"). Although there are no current plans to do so, our management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of our limited resources, it is likely that any such fee we agree to pay would be paid in stock and not in cash. Otherwise, we anticipate that it will consider, among other things, the following factors:

      (1) Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

      (2) Our perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders;

      (3) Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable our securities to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 adopted by the Securities and Exchange Commission.

      (4) Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

      (5)   The extent to which the business opportunity can be advanced;

      (6) Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

      (7) Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

      (8) The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

      (9) The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

      No one of the factors described above will be controlling in the selection of additional business opportunities, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in different segments of the "life sciences" market and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of our limited capital available for investigation and management's limited experience in business analysis, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

      We are unable to predict when it will make additional acquisitions of products or technologies. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

      Prior to making a decision to participate in a business opportunity, we will generally request that we be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

      As part of our investigation, our executive officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

      It is possible that the range of business opportunities that might be available for consideration by us could be limited by the impact of Securities and Exchange Commission regulations regarding purchase and sale of "penny stocks." The regulations would affect, and possibly impair, any market that might develop in our securities until such time as they qualify for listing on NASDAQ or on another exchange which would make them exempt from applicability of the "penny stock" regulations.

      Our management believes that various types of potential merger or acquisition candidates might find a business combination with us to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, acquisition candidates that believe we offer a complimentary product line or technology to their current product line, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Form of Acquisition

      It is impossible to predict the manner in which we may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and, upon the basis of that review, and the relative negotiating strength of the Company the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization.

      Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization. In addition, the present management and stockholders of the Company may not have control of a majority of the voting shares of the Company following a merger or reorganization transaction. As part of such a transaction, the Company's existing directors may resign and new directors may be appointed without any vote by stockholders.

      It is likely that we will acquire our participation in business opportunities through the issuance of our Common Stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, our current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officers, directors and principal shareholders.

      It is anticipated that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, we may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that might develop in our securities may have a depressive effect upon such market.

      We will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

      As a general matter, we anticipate that it, and/or its principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither the Company nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds.

      It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.

Investment Company Act and Other Regulation

      We may participate in a business opportunity by purchasing, trading or selling the securities of such business. We do not, however, intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

      Our plan of business may involve changes in its capital structure, management, control and business, especially if it consummates reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since the Company will not register as an investment company, stockholders will not be afforded these protections.

      Any securities which we might acquire in exchange for our Common Stock will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Act"). If we elect to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a public distribution by persons other than the issuer, would in all likelihood be available to permit a private sale. Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, we would be required to comply with the provisions of the Act to effect such resale.

      An acquisition made by us may be in an industry that is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

      We expect to encounter substantial competition in the skin care field as well as in the broader life sciences field. The industry is dominated by large well-funded multi-national corporations with significant budgets for product development and marketing. We will develop and market our current products and look to add new products through acquisitions, licensing agreements, or research development. We will also experience fierce competition in our efforts to acquire new and existing products and technologies. Many of our competitors will have significantly greater experience, resources and managerial capabilities than us and will therefore be in a better position than us to obtain access to attractive business opportunities.

Administrative Offices

      We currently maintain a mailing address at 242-244 Barrow Street, Suite 1B, Jersey City, New Jersey 07302, which is the office address of our President. Our telephone number is (201) 200-9394. Other than this mailing address, we do not currently maintain any other office facilities, but are aggressively pursuing sub-lease agreements for the use of FDA compliant lab facilities, and have had discussions with one such facility. We pay no rent or other fees for the use of this mailing address.

Employees

      We currently have two part time employees, our President, John C. Leo, and our Vice President Adam Mastrangelo. Our management expects to use scientists, chemists, consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees at this time. However, upon securing a research lab facility, we plan to hire the appropriate personnel. We expect to hire chemists, and scientists as consultants during the fourth quarter of 2003 and anticipate bringing some of these consultants on as full time employees during the first quarter of 2004.

      MANAGEMENT DISCUSSION OF ANALYSIS OF CONDITION OR PLAN OF OPERATIONS:

Liquidity and Capital Resources

      We remain in the development stage and, have recently acquired the rights to three skin care products, Visible Changes, Skin Renewal, and MobiFlex. These products were acquired in exchange for 500,000 shares of common stock on November 20, 2002. Since inception, we have experienced the following changes in liquidity, capital resources and stockholder's equity: the product acquisitions described previously, the receipt of net proceeds in the amount of $8,600, of which $5,000 was loaned to the Company from its President and the balance of $3,600 was invested by friends and family, legal fees of $3000, and bank fees of $150.

      We plan to out-source manufacturing and marketing. Upon securing an FDA approved laboratory the Company plans on hiring both full time and part time employees to develop additional products to compliment it current skin care products. Our principal objective is to generate significant and growing revenues from the sales of our three principal products, Visible Changes, Skin Renewal and MobiFlex.

      The products are anticipated to be marketed within 6 to 9 months following the commencement of full time operations. Full time operations are expected to begin in September 2003.

      Additional products to address specific areas of health, beauty and wellness will be researched, developed and introduced following the establishment of the principal revenue stream from the initial product sales.

Areas of opportunity identified by the Company include but are not limited to the following:

      Eye Gel, a specific cosmetic to reduce under eye swelling and discoloration

      Skin Lightening and Darkening Products, the Company expects to introduce several products to deal with skin discoloration and especially age spots and uneven coloration. We also plan on developing products that will re-introduce pigmentation to those suffering from such ailments as vitiligo.

      Transdermally (through the skin) delivered vitamin products for daily maintenance of adequate levels of these important elements and to provide a way of supplementing the elderly or those individuals with impaired absorption following oral ingestion.

      Transdermally delivered products for the elderly to assist in muscle strength and endurance

      We will carry out our plan of business as discussed above. We cannot predict to what extent our liquidity and capital resources will be diminished prior to the consummation of a business combination or whether our capital will be further depleted by the operating losses (if any) of future business entities, products or technologies which we may eventually acquire or develop.

Results of Operations

      We have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1934, as amended. No revenues have been received by us its formation.

      For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. We anticipate that until our recently acquired product line of skin care products are being manufactured and marketed on a full scale basis, it will not generate revenues other than interest income, and may continue to operate at a loss even after manufacturing and marketing are implemented. We cannot provide any assurance, that its newly acquired business will be successful.

Need for Additional Financing

      We believe that our existing capital will be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately six months. Beginning the second quarter of 2003 we anticipate a need for substantial capital to secure facilities, and employees, as well as manufacturing and marketing agreements. Accordingly, there is no assurance, however, that the available funds will ultimately prove to be adequate to allow us to successfully execute our business plan. Up to this point the majority of the funds available to us have come from our President, there is no assurance that he will continue to finance the Company, or make loans to us. Our needs for additional financing are likely to increase substantially in the third and fourth quarters of 2003 due to expanding operations, There is no assurance that we will be able to secure additional financing at that time or any time in the future.

      Our President, has agreed to loan the Company up to $10,000 over the next six months to cover general working capital expenses. However, no commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover future expenses.

      Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

Forward-looking Information

      Certain statements in this document are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. We make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

                             Principal Shareholders

      The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2002, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the "Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of shares authorized is 30,000,000 shares, each of which is $.001 per share par value. 36,000 shares have been issued to parties owning less then 5% of the outstanding shares. 6,500,000 shares have been issued and are outstanding as follows:

                                 Shares Beneficially       Shares Beneficially
                               Owned Prior to Offering    Owned after Offering
                               -----------------------    --------------------
                                 Number     Percent         Number    Percent
                                 ------     -------         ------    -------

Canyon Trust                      500,000    7.65%          500,000     4.33%

Adam Mastrangelo                2,000,000    30.6%        2,000,000    17.34%

John C. Leo                     4,000,000    61.2%        4,000,000    34.67%
P.O. Box 3146                   ------------------       --------------------
Jersey City, NJ 07302

Total Shares of controlling
  shareholders                  6,500,000    99.4%        6,500,000    56.35%

Total Shares Outstanding        6,536,000  100.00%       11,536,000    100.0%

Directors and officers as a group  - 6,000,000  shares

                                   Management

      There are currently three (3) occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.

                                                                 DATE SERVICE
        NAME             AGE       OFFICE                         COMMENCED
--------------------------------------------------------------------------------
      John Leo*          37        Chairman, President,         November, 2001
                                   Chief Financial Officer,
                                   Secretary & Director

      Adam Mastrangelo*  37        Vice President, Director     November, 2001

      John Tammaro*      31        Director                     January, 2003

      * Indicates Board Member

      All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Our officers serve at the discretion of the board of directors. We intend to increase the board from its present three members to a minimum of six members by adding additional outside directors at our next shareholders meeting.

      Our management team brings more that thirty years of experience in the fields critical to the success of the corporation. They involve but are not limited to management, recruiting of high -level executives, marketing, and investment banking.

      The officers and directors are set forth below.

      John C. Leo, Chairman, President, CFO, Secretary, Director

      John C. Leo is the managing member and founder of Venture Capital Partners, LLC, (VCP) a private equity investment and consulting firm. He is also the managing member and founder of Blue Tiger Asset Management, LLC, which manages the investment partnership, Blue Tiger LP. Mr. Leo, in his capacity as the managing member of VCP, provides various advisory services to both late stage private companies and small to mid-sized public companies. These services include fund raising, establishing strategic relationships, introductions to investment banks, and research analysts. Mr. Leo has an extensive background in securities trading, investment banking, and the financial transaction business. He became a registered representative in 1987, receiving his Series 7 and 63 licenses. During his tenure in the securities industry he has been a licensed and qualified Equity Trader - Series 55, Registered Securities Principal- Series 24, as well as a licensed Futures and Commodities Trader- Series 3. Over the past fifteen years he has worked for market making and proprietary trading firms, as well as several full service investment banks. He is currently not registered with any NASD member firm.

      Adam Mastrangelo, Vice President & Director

      Mr. Mastrangelo is employed by Management Research Associates (MRA) headquartered in Marlboro, Massachusetts. MRA is regarded as one of the largest and best executive search firms in the United States, they specialize in the financial services industry. Adam has been instrumental in landing accounts with American Express Financial and Phoenix Home Life Co. He has also established an impressive track record by placing some of the top home-office and field executives in the industry.

      John Tammaro, Director

      John Tammaro is currently employed as the President of William Holbrook Associates LLC, a currency-trading firm which is headquarted at Two World Financial Center in New York. John is a seasoned professional in the financial field and has a highly regarded reputation for integrity. His previous employer M.H. Meyerson & Co., was a wholesale trading firm, and investment bank. While at Meyerson John focused on small to midsized publicly traded companies. Mr. Tammaro has a vast knowledge of the small cap market and will be a useful asset as an outside director.

Executive Advisory Board

      We will establish an informal executive advisory board, appointed by John Leo. The role of the executive advisory board is to be available to assist our management with general business and strategic planning advice upon request from time-to time. Accordingly, the executive advisory board members intend to devote themselves part-time to our affairs.

Executive Compensation

      No officer or director has received any compensation. Until we acquire additional capital, it is not intended that any officer or director will receive compensation from us other than reimbursement for out-of-pocket expenses incurred on our behalf. See "Certain Relationships and Related Transactions." We have no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Director Compensation

      Our directors receive no compensation for their services as directors.

Indemnification of Officers and Directors

      At present we have not entered into individual indemnity agreements with our officers or directors. However, our by-laws contain a provision which requires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However we are not require to indemnify any such person who is found to be liable for negligence or misconduct in their performance of their duty.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

Directors and Officers Insurance

      We are exploring the possibility of obtaining directors and officers ("D & O") liability insurance. We have obtained several premium quotations but have not entered into any contract with any insurance company to provide said coverages as of the date of this offering. There is no assurance that we will be able to obtain such insurance.

Conflicts of Interest

      None of our officers will devote more than a portion of their time to our affairs. There will be occasions when the time requirements of our business conflict with the demands of the officers' other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon favorable terms.

      Our management intends to actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Members of management acquired their shares for services rendered at a price of $0.001 per share, and the total purchase price for all their presently issued and outstanding shares, was $6,000.00, which was paid in services. It is anticipated that a substantial premium may be paid by the purchaser in conjunction with any sale of shares by members of Company management which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to members of Company management to acquire their shares creates a conflict of interest for them and may compromise their state law fiduciary duties to the Company's other shareholders. In making any such sale, members of Company management may consider their own personal pecuniary benefit rather than the best interests of the Company and the Company's other shareholders, and the other shareholders are not expected to be afforded the opportunity to approve or consent to any particular buy-out transaction involving shares held by members of Company management.

                              Certain Transactions

      None of our officers, directors, or affiliates has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise. Although this situation could arise.

      We have adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or in cash. Any such issuance of stock would be made on an ad-hoc basis. Accordingly, the Company is unable to predict whether or in what amount such a stock issuance might be made.

      It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of our directors or executive officers, or to any of our other affiliates except as described under "Executive Compensation" above.

      We maintains a mailing address at the residence of its President, for which we pays no rent, and for which we do not anticipate paying rent in the future. We anticipate that following the consummation of a business combination with an acquisition candidate, our office will be moved, but cannot predict future office or facility arrangements with our officers, directors or affiliates.

      Although management has no current plans to cause us to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by our current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current stockholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by our current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition in which we were involved would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

                            Description of Securities

      All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable Delaware law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

      We are authorized to issue 30,000,000 shares, at a par value of $.001 per share. As of the date of this prospectus, there are 6,536,000 shares outstanding. After giving effect to the offering, the issued and outstanding capital stock of the Company will consist of 11,536,000 shares.

      You have the voting rights for your shares. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

      You have dividend rights for your shares. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

      You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding common stock are, and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and non-assessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

      You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.

                         Shares Eligible for Future Sale

      Upon completion of this offering, we will have 11,536,000 shares issued and outstanding assuming all the shares offered herein are sold. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

      There will be approximately 6,500,000 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

      The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three
(3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two (2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

      As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

      Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

      There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

                              Available Information

      We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

      The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is <http://www.sec.gov>.

      We intend to furnish to our shareowners annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

      We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the President of Derma Life Science Inc., John Leo, 242-244 Barrow Street, Suite 1B, Jersey City, N. J.07302, Tel.# (201) 200-9394.

      Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

      You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

Special Note Regarding Forward-Looking Statements

      This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 5. Therefore, you should not place undue reliance upon these forward-looking statements.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                 Dividend Policy

      We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.

                              Stock Transfer Agent

      Our transfer agent and registrar of the Common Stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034. Tel 469-633-0101, Fax 469-633-

                                  Escrow Agent

      All securities issued in connection with this offering and the gross proceeds from the offering shall be deposited promptly into an escrow account. Wire transfer instructions are shown in the subscription documents.

      Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released. The registrant may receive up to 15 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances. Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law.

      Upon acquisition of a business the funds will be released providing the fair value of the business or the assets to be acquired represents at least 75% of the maximum offering proceeds. A post effective amendment will accordingly be filed and within five days after, each purchaser of securities will be notified in accordance with the law. Said business must be acquired within 18 months after the effective date of the initial registration or the funds will be returned.

                                     Experts

      Our financial statements of Derma Life Science Inc. as of and for the period from November 7, 2001 (inception) to December 31, 2001 and for the year ended December 31, 2002 have been audited by Bagell Josephs & Co., L.L.C., Certified Public Accountants, High Ridge Commons, 200 Haddonfield Berlin Road, Suite 400, Gibbsboro, N.J. 08026, independent auditors, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

                                  Legal Matters

      There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

      The Law Offices of Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, N.Y.11509, Tel. #(516) 371-4598, <http://www.garnett.com>, will pass upon certain legal matters relating to the Offering.

      There is no underwriter for this offering, therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock. we have no experience in the underwriting of any such offering. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

--------------------------------------------------------------------------------
No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

Until March 31, 2004 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

Summary ...................................................................    5
Our Company ...............................................................    5
Risk Factors ..............................................................    7
Use of Proceeds ...........................................................   12
Dilution ..................................................................   12
Capitalization ............................................................   15
Plan of Distribution ......................................................   15
Business ..................................................................   15
Principal Shareholders ....................................................   25
Management ................................................................   26
Certain Transactions ......................................................   28
Description of Securities .................................................   29
Shares Eligible for Future Sale ...........................................   30
Available Information .....................................................   31
Dividend Policy ...........................................................   32
Stock Transfer Agent ......................................................   32
Escrow Agent ..............................................................   32
Experts ...................................................................   32
Legal Matters .............................................................   32
Index to Financial Statements .............................................  F-1

                                   Derma Life

                                  Science Inc.








                                    5,000,000

                               SHARES COMMON STOCK
                           (par value $.001 per share)








                             Derma Life Science Inc.
                         242-244 Barrow Street, Suite 1B
                             Jersey City, N. J.07302


                                 ________, 2003



                     ---------------------------------------

                                    APPENDIX
           For Office Use Only:

                             SUBSCRIPTION AGREEMENT
                                       for
                             DERMA LIFE SCIENCE INC.

                         Common Stock ($0.50 per share)

Persons interested in purchasing common stock of Derma Life Science Inc. must complete and return this Subscription Agreement along with their check or money order to:

Derma Life Science Inc.
242-244 Barrow Street, Suite 1B
Jersey City, N. J.07302, ("the Issuer") ("the Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

           Securities Offered - The Company is offering 5,000,000 shares (par value $.001 per share) at $0.50 per share. The minimum subscription is 1,000 shares.

           Subscription - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

           Number of Common Shares =       ___________________

           Multiply by Price of Shares      x  $0.50 per Share
                                           -------------------

           Aggregate Subscription Price = $___________________

Check or money order shall be made payable to Derma Life Science Inc., Escrow Account

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2003.

b)    I am a bona fide resident of the state of _______________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please register the shares which I am purchasing as follows:

      Name: _____________________________________ Date: ________________________

As (check one)

     Individual             Tenants in Common              Existing Partnership

     Joint Tenants          Corporation                    Trust

     Minor with adult custodian under the
     Uniform Gift to Minors Act                            IRA

For the person(s) who will be registered shareholder(s):

-------------------------------------------
           Signature of Subscriber                       Residence Address

-------------------------------------------
         Name of Subscriber (Printed)                      City or Town

-------------------------------------------
       Signature of Co-Subscriber State                      Zip Code

-------------------------------------------
        Name of Co-Subscriber (Printed)                     Telephone

-------------------------------------------
           Subscriber Tax I.D. or                    Co-Subscriber Tax I.D. or
           Social Security Number                     Social Security Number

-------------------------------------------
           E-mail Address (if available)

--------------------------------------------------------------------------------

ACCEPTED BY: DERMA LIFE SCIENCE INC.


By: _______________________________________ Date
                     Officer

            DERMA LIFE SCIENCE INC., (FORMERLY LION ACQUISITION CORP)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

             YEAR ENDED DECEMBER 31, 2002 AND PERIODNOVEMBER 7, 2001
                        (INCEPTION) TO DECEMBER 31, 2001

                            DERMA LIFE SCIENCE, INC.
                        (FORMERLY LION ACQUISITION CORP)
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                          DECEMBER 31, 2002 AND PERIOD
                NOVEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001

                          INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE(S)
                                                                         -------
AUDITED FINANCIAL STATEMENTS:

   Report of Independent Certified Public Accountants                      1

   Balance Sheets as of December 31, 2002 and 2001                         2

   Statements of Operations for the year ended December 31, 2002 and the period November 7, 2001 (inception) to
        December 31, 2001 - With cumulative totals since inception         3

   Statement of Changes in Stockholders' Equity (Deficit) for the
        year ended December 31, 2002 and the period November 7, 2001
        (inception) to December 31, 2001                                   4

   Statements of Cash Flows for the year ended December 31, 2002 and the period November 7, 2001 (inception) to December 31,
        2001 - With cumulative totals since inception                      5

   Notes to Financial Statements                                         6-10

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Derma Life Science Corp.
Jersey City, New Jersey

We have audited the accompanying balance sheets of Derma Life Science Corp. (formerly Lion Acquisition Corp.) (A Development Stage Company) (the "Company") as of December 31, 2002 and 2001 and the related statement of operations, changes in stockholders' equity (deficit), and cash flows for the year ended December 31, 2002 and the period November 7, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements for the year ended December 31, 2002 and the period November 7, 2001 (inception) to December 31, 2001 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has raised certain issues that lead to substantial doubt about its ability to continue as a going concern. The Company does not have any revenue generating activities and has had operating deficits. Management's plans in regard to these matters are also described in
Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Derma Life Science, Inc. (formerly Lion Acquisition Corp.) (A Development Stage Company) as of December 31, 2002 and 2001 and the results of its operations and their cash flows for the year ended December 31, 2002 and the period November 7, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

January 25, 2003

                            DERMA LIFE SCIENCE, INC.
                         (FOMERLY LION ACQUISTION CORP)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001

                                     ASSETS

                                                                2002       2001
                                                              --------    ------

CURRENT ASSETS
   Cash in bank                                               $  5,450    $   --
   Stock subscription receivable                                 1,000     6,000
                                                              --------    ------
          Total Current Assets                                $  6,450    $6,000
                                                              ========    ======

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued expenses                      $  6,000    $   --
                                                              --------    ------
          Total current liabilities                              6,000        --
                                                              --------    ------

COMMITMENTS

STOCKHOLDERS' DEFICIT
   Common stock, $.001 par value;
      30,000,000 shares authorized, issued and
      outstanding 6,536,000 in 2002 and 6,000,000
      in 2001, respectively                                      6,536     6,000
   Additional paid-in capital                                   53,064        --
   Deficit accumulated in the development stage                (59,150)       --
                                                              --------    ------

          Total stockholders' equity (deficit)                     450     6,000
                                                              --------    ------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)          $  6,450    $6,000
                                                              ========    ======

                            DERMA LIFE SCIENCE, INC.
                        (FORMERLY LION ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
                NOVEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                    Cumulative
                                                                   Totals Since
                                            2002          2001      Inception
                                         ----------    ----------   ---------

REVENUES                                 $       --    $       --   $     --
                                         ----------    ----------   --------

OPERATING EXPENSES
   Product development costs                 50,000                   50,000
   Bank charges                               9,000            --      9,000
   Professional fees                            150            --        150
                                         ----------    ----------   --------
          Total operating expenses           59,150            --     59,150
                                         ----------    ----------   --------

NET LOSS                                 $  (59,150)   $       --   $(59,150)
                                         ==========    ==========   ========

BASIC AND DILUTED LOSS
   PER SHARE                             $   (0.009)   $       --
                                         ==========    ==========

WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES                       6,086,333     3,000,000
                                         ==========    ==========

                            DERMA LIFE SCIENCE, INC.
                        (FORMERLY LION ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT IN CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
                NOVEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                                                                                          Deficit
                                                                                        Additional      Accumulated
                                                             Common          Stock        Paid-In    in the Development
                                                             Shares          Amount       Capital          Stage            Total
                                                           -------------------------------------------------------------------------

BALANCE - November 7, 2001
  (INCEPTION)                                                      --        $   --        $    --        $     --         $     --

Common stock issued for founder's
  stock at par $.001                                        6,000,000         6,000             --              --            6,000

Net income (loss) for period
  November 7, 2001 to December 31, 2001                            --            --             --              --               --
                                                           -------------------------------------------------------------------------

BALANCE - December 31, 2001                                 6,000,000         6,000             --              --            6,000

Common stock issued for research and
  developmental products                                      500,000           500         49,500              --           50,000

Common stock issued for cash                                   36,000            36          3,564              --            3,600

Net loss for the year                                              --            --             --         (59,150)         (59,150)
                                                           -------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 2002                                6,536,000        $6,536        $53,064        $(59,150)        $    450
                                                           =========================================================================

                            DERMA LIFE SCIENCE, INC.
                       (FORMERLY LION ACQUISITIONS CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
                NOVEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                   Cumulative
                                                                                  Totals Since
                                                               2002       2001     Inception
                                                             --------    -------   ---------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                  $(59,150)   $    --    $(59,150)
                                                             --------    -------    --------

   Non cash stock issuance for product development             50,000         --      50,000

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Changes in assets and liabilities:
   Stock subscription receivable                                5,000     (6,000)     (1,000)
   Accounts payable and accrued expenses                        6,000         --       6,000
                                                             --------    -------    --------
      Total Adjustments                                        61,000     (6,000)     55,000
                                                             --------    -------    --------
      Net cash provided by (used in) operating activities       1,850     (6,000)     (4,150)
                                                             --------    -------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock and additional paid-in capital      3,600      6,000       9,600
                                                             --------    -------    --------
      Net cash provided by financing activity                   3,600      6,000       9,600
                                                             --------    -------    --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                       5,450         --       5,450
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                      --         --          --
                                                             --------    -------    --------

CASH AND CASH EQUIVALENTS - END OF YEAR                      $  5,450    $    --    $  5,450
                                                             ========    =======    ========

Supplemental Schedule
Non Cash Activity:
   Common stock issued for Product Development               $ 50,000               $ 50,000
                                                             ========               ========

                            DERMA LIFE SCIENCE, INC.
                        (FORMERLY LION ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
                NOVEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE 1-  ORGANIZATION

         The Company was incorporated in Delaware November 7, 2001 as a development stage company, called Lion Acquisition Corp. On November 12, 2002, the Company amended its Articles and changed its name to Derma Life Science, Inc.

         To date, the Company's only activity has been organization, directed at developing its business plan and raising initial capital. The Company has not commenced any commercial operations and has no full time employees or owns any real estate.

         The Company's business plan is to research, develop and market cosmetic and over the counter products to address a variety of health and wellness issues.

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Development Stage Company

         Derma Life Science, Inc. (formerly Lion Acquisition Corp.) is a development stage company. The Company devotes substantially all of its efforts to seek, investigate and, if warranted, acquire one or more properties, technologies or businesses in the skin care and life sciences field.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            DERMA LIFE SCIENCE, INC.
                        (FORMERLY LION ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
                NOVEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Cash and Cash Equivalents

         The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

         At December 31, 2002 the Company maintained cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation, whose amounts did not exceed the insured limit of $100,000.

         Income Taxes

         Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Fair Value of Financial Instruments

         The carrying amounts reported in the balance sheets for cash and cash equivalents, and accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

                            DERMA LIFE SCIENCE, INC.
                        (FORMERLY LION ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
                NOVEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Advertising Costs

         The Company expenses the costs associated with advertising as incurred. There were no advertising costs for 2002 and 2001.

         Earnings (Loss) Per Share of Common Stock

         Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

         The following is a reconciliation of the computation for basic and diluted EPS:

                                                    December 31,    December 31,
                                                        2002            2001
                                                    ------------    ------------

         Net loss                                    $  (59,150)     $       --
                                                     ----------      ----------

         Weighted-average common shares
         Outstanding (Basic)                          6,086,333       3,000,000

         Weighted-average common stock
         Equivalents
            Stock Options                                    --              --
            Warrants                                         --              --
                                                     ----------      ----------

         Weighted-average common shares
         Outstanding (Diluted)                        6,086,333       3,000,000
                                                     ----------      ----------

         Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for December 31, 2002 and 2001 because inclusion would have been antidilutive. There were no options or warrants outstanding at December 31, 2002 and 2001.

                            DERMA LIFE SCIENCE, INC.
                        (FORMERLY LION ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
                NOVEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE 3-  PROVISION FOR INCOME TAXES

         The Company did not provide for income taxes in the year ended December 31, 2002 and the period November 7, 2001 (inception) to December 31, 2001. Additionally, the Company established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the net operating losses in future periods.

         At December 31, 2002 and 2001, the deferred tax assets consists of the following:

                                                          2002           2001
                                                       ----------     ----------

         Deferred taxes due to net
         operating loss carryforwards                  $    8,850     $       --
                                                       ----------     ----------
         Less: Valuation allowance                         (8,850)            --

         Net deferred tax asset                        $       --     $       --
                                                       ==========     ==========

NOTE 4-  GOING CONCERN

         As shown in the accompanying financial statements, the company incurred net operating losses for the year ended December 31, 2002 and has no revenue to support itself.

         In view of these matters, continuing as a going concern is dependent upon the company's ability to raise additional capital and to secure a future business combination. Management believes that actions planned and presently being taken to revise the company's operating and financial requirements provide the opportunity for it to continue as a going concern. Management is seeking to raise capital to expand its technologies.

                            DERMA LIFE SCIENCE, INC.
                        (FORMERLY LION ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
                NOVEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE 5-  STOCKHOLDERS' EQUITY (DEFICIT)

         COMMON STOCK

         On November 7, 2001 the company issued 6,000,000 shares of common stock to the founders of the Company at par value $.001

         On November 20, 2002 the Company issued 500,000 shares of common stock for research and development products at $.10 per share

         During the period November 22, 2002 through December 23, 2002, the Company sold 36,000 shares of common stock to investors at $.10 per share.

                Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors

      The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

      At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under Delaware law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. Other Expenses of issuance and distribution

      SEC Registration Fee                                $    13.80
      Blue Sky Fees and Expenses                          $ 5,000.00
      Legal Fees and Expenses                             $10,000.00
      Printing and Engraving Expenses                     $ 5,000.00
      Accountant's Fees and Expenses                      $ 5,000.00
                                                          ----------
                  Total                                   $25,013.80

      The foregoing expenses, except for the SEC fees, are estimated.

ITEM 26. Recent Sales of Unregistered Securities.

      (a)   Unregistered Securities Sold within the past three years

            The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

                  On November 15, 2001, the board of directors authorized the initial issuance of an aggregate of 6,000,000 shares as founder's stock at a price of $.001 per share to John Leo and Adam Mastrangelo.

                  On November 20, 2002, the board authorized the issuance of an aggregate of 500,000 shares of stock to Canyon Trust in exchange for the transfer of ownership of three skin care products to us.

                  On November 20, 2002, the board authorized the issuance of an aggregate of 36,000 shares of stock to personal friends of John Leo at a price of $.10 per share. These were 36 individuals as shown in the list hereafter and were not affiliated with the three controlling shareholders. These issuances were made only to individuals described as accredited investors as defined in Regulation D, in accordance with a responsive questionnaire and in reliance on the second clause of Section 4(1) of the Securities Act of 1933. The shares were not acquired with a view to public distribution but for investment.

                  The Company has sold its common stock to the persons listed in the table below in transactions summarized as follows:

                                   Price                               Aggregate
                                    Per                                Purchase
Name                               Share    Date of Sale   Shares        Price
--------------------------------------------------------------------------------

David Seitelman                     .10       11/22/02      1000         100.00
Jason Buchen                        .10       11/27/02      1000         100.00
Herbert Aronowitz                   .10       12/2/02       1000         100.00
Milton Parsons                      .10       12/2/02       1000         100.00
Peter J. Porath and                 .10       12/2/02       1000         100.00
Ann Porath JTWROS
Nicholas G. Bompignano              .10       12/2/02       1000         100.00
Judith Jankauskas                   .10       12/2/02       1000         100.00
Joseph Jankauskas                   .10       12/2/02       1000         100.00
Jennifer Jankauskas                 .10       12/2/02       1000         100.00
Rachel E. Canavan and               .10       12/2/02       1000         100.00
Michael S. Canavan JTWROS
Ricky J. Davis and                  .10       12/2/02       1000         100.00
Lyn T. Davis JTWROS

                                   Price                               Aggregate
                                    Per                                Purchase
Name                               Share    Date of Sale   Shares        Price
--------------------------------------------------------------------------------

Kevin Drizen                        .10       12/3/02       1000         100.00
Joanna Drizen                       .10       12/3/02       1000         100.00
Martin Kornbluth                    .10       12/3/02       1000         100.00
Seymour Kornbluth                   .10       12/3/02       1000         100.00
Brandon Guerra                      .10       12/3/02       1000         100.00
Jeremy Guerra                       .10       12/3/02       1000         100.00
John Guerra                         .10       12/3/02       1000         100.00
Katie Guerra                        .10       12/3/02       1000         100.00
Ralph Palermo                       .10       12/3/02       1000         100.00
Domenic Franco                      .10       12/3/02       1000         100.00
Vittorio Franco                     .10       12/3/02       1000         100.00
Maria R. Franco                     .10       12/3/02       1000         100.00
Francesco Franco                    .10       12/3/02       1000         100.00
D. Forrest Mackeigan                .10       12/3/02       1000         100.00
Sharon Mackeigan                    .10       12/3/02       1000         100.00
Michael L. Schumacher               .10       12/6/02       1000         100.00
Sharon E. Anderson                  .10       12/6/02       1000         100.00
Hayden Financial Corp.              .10       12/12/02      1000         100.00
Spiro Pappas                        .10       12/12/02      1000         100.00
Peter Pappus Trust                  .10       12/12/02      1000         100.00
John Jenny                          .10       12/12/02      1000         100.00
Lowell L. Baker                      10       12/12/02      1000         100.00
Aldo D'Aguanno                      .10       12/23/02      1000         100.00
Andrew Kolodziej                    .10       12/23/02      1000         100.00
Terence Nowicki                     .10       12/23/02      1000         100.00

                               ITEM 27. - EXHIBITS
                                Index to Exhibits

SEC REFERENCE
NUMBER               TITLE OF DOCUMENT                       LOCATION

3.1                 Articles of Incorporation                This filing page

3.2                 Amended Articles of Incorporation        This filing page

3.3                 Bylaws                                   This filing page

5.1                 Consent of Miles Garnett, Esq.           To be filed
                                                             with amendment

23.1                Consent of                               To be filed
                    Accountants                              with amendment

ITEM 28. Undertakings

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

      To include any prospectus required by section I O(a)(3) of the Securities Act of 1933;

      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.


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

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the County of _____________ and in the City of the Jersey City, State of New Jersey, on
______________, 2003.

(Registrant)                       DERMA LIFE SCIENCE INC.


                                   By /s/
                                      -------------------------
                                      John Leo, President and
                                      Chairman of the Board of Directors


      In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.


(Signature)                           /s/
                                      -------------------------
                                      Adam Mastrangelo
                                      Vice President & Director

(Date)
                                      -------------------------


(Signature)                           /s/
                                      -------------------------
                                      John Tammaro
                                      Director

(Date)
                                      -------------------------


(Signature)
(Type or Print Name)


(Date)


(Signature)
(Type or Print Name)

(Title)

(Date)

      Who must sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least the majority of directors or persons performing similar functions.


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